Exhibit 4.2

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), 55 WATER STREET, NEW YORK, NEW YORK, TO THE OPERATING PARTNERSHIP (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING SET FORTH IN THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF DTC OR A NOMINEE OF DTC. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN DTC OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE OF DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ITS NOMINEE TO A SUCCESSOR DEPOSITORY OR ITS NOMINEE.

Registered No. 001
$200,000,000
CUSIP No. 14441UAA9

CARRAMERICA REALTY OPERATING PARTNERSHIP, L.P.

5.125% SENIOR NOTE DUE 2011

CARRAMERICA REALTY OPERATING PARTNERSHIP, L.P., a limited partnership duly organized and existing under the laws of the State of Delaware (herein referred to as the “Operating Partnership” which term shall include any successor entity under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co. or registered assigns, upon presentation, the principal sum of Two Hundred Million Dollars on September 1, 2011 and to pay interest on the outstanding principal amount thereon from August 23, 2004 or from the immediately preceding Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on March 1 and September 1 in each year, commencing March 1, 2005 at the rate of 5.125% per annum, until the entire principal hereof is paid or made available for payment. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note is registered at the close of business on the Regular Record Date for such interest which shall be the February 15 or August 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and may either be paid to the Person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of the Notes not more than 15 days and not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Payment of the principal of and interest on this Note will be made at the office or agency maintained for that purpose in the City of New York, New York, or elsewhere as provided in the Indenture, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Operating Partnership payments of principal and interest on the Notes (other than payments of principal and interest due at Maturity) may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

Notes of this series are one of a duly authorized issue of securities of the Operating Partnership (herein called the “Notes”), issued and to be issued in one or more series under an Indenture, dated as of June 23, 2004 (the “Indenture”), among the Operating Partnership, as primary obligor, and CarrAmerica Realty Corporation and CarrAmerica Realty, L.P., as guarantors (herein called the “Guarantors”), and U.S. Bank Trust National Association, as trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Operating Partnership, the Guarantors, the Trustee and the Holders of the Notes and of the terms upon which the Notes are authenticated and delivered. This Note is one of the series designated therein.

Notes of this series may be redeemed at any time at the option of the Operating Partnership, in whole or in part, in accordance with the terms of Article Eleven of the Indenture, at a redemption price equal to the sum of (i) the principal amount of the Notes being redeemed plus accrued interest thereon to the Redemption Date and (ii) the Make-Whole Amount, if any, with respect to such Notes.

As used herein,

“Make-Whole Amount” means, in connection with any optional redemption, the excess, if any, of (i) the aggregate present value as of the date of the redemption of each dollar of principal being redeemed and the amount of interest (exclusive of interest accrued to the date of redemption) that would have been payable in respect of the dollar if the redemption had not been made, determined by discounting the principal and interest at the Reinvestment Rate (determined on the third Business Day preceding the date the notice of redemption is given) from the respective dates on which the principal and interest would have been payable if the redemption had not been made to the date of redemption, over (ii) the aggregate principal amount of the Notes being redeemed or paid.

“Reinvestment Rate” means 0.20% plus the arithmetic mean of the yields under the heading “Week Ending” published in the most recent Statistical Release under the caption “Treasury Constant Maturities” for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity of the Notes, as of the payment date of the principal being redeemed. If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to the maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from those yields on a straight-line basis, rounding each of the relevant periods to the nearest month. For purposes of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used.

“Statistical Release” means the statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which reports yields on actively traded United States government securities adjusted to constant maturities or, if such statistical release is not published at the time of any determination under the Indenture, then such other reasonably comparable index which shall be designated by the Operating Partnership.

The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Operating Partnership on this Note and (b) certain restrictive covenants and the related defaults and Events of Default applicable to the Operating Partnership, in each case, upon compliance by the Operating Partnership with certain conditions set forth in the Indenture, which provisions apply to this Note.

If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless (i) such Holder shall have previously given written notice to the Trustee of a continuing Event of Default with respect to the Notes, (ii) the Holders of not less than 25% in principal amount of the Notes of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee, (iii) such Holder shall have offered the Trustee indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities to be incurred on compliance with such request, (iv) the Trustee shall have failed to institute any such proceeding for 60 days after receipt of such notice, request and offer of indemnity and

(v) during such 60-day period, the Trustee shall not have received from the Holders of a majority in principal amount of Notes of this series at the time Outstanding a direction inconsistent with such request. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any interest on or after the respective due dates expressed herein.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Operating Partnership and the rights of the Holders of the Notes of each series to be affected under the Indenture at any time by the Operating Partnership and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Outstanding Notes of each series of Notes then Outstanding affected thereby. The Indenture also contains provisions permitting the Holders of not less than a majority in principal amount of the Notes of each series at the time Outstanding, on behalf of the Holders of all Notes of such series, to waive compliance by the Operating Partnership with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair (i) the obligation of the Operating Partnership, which is absolute and unconditional, to pay the principal of (and Make-Whole Amount, if any) and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed, or (ii) the obligations of the Guarantors, which are unconditional, in respect of the Guaranteed Obligations.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Operating Partnership in any Place of Payment where the principal of (and Make-Whole Amount, if any) and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Operating Partnership and the Security Registrar duly executed by the Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Notes of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes of this series are issuable only in registered form in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Operating Partnership may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Operating Partnership, the Guarantors, the Trustee and any agent of the Operating Partnership or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Operating Partnership, the Trustee nor any such agent shall be affected by notice to the contrary.

No recourse under or upon any obligation, covenant or agreement contained in the Indenture or in this Note, or because of any indebtedness evidenced hereby or thereby, shall be had against any promoter, as such, or against any past, present or future stockholder, officer or director, as such, of the Operating Partnership or any Guarantor or of any successor thereof, either directly or through the Operating Partnership or any Guarantor or any successor thereof, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of this Note by the Holder thereof and as part of the consideration for the issue of the Notes of this series.

All capitalized terms used but not otherwise defined in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

THE INDENTURE AND THE NOTES, INCLUDING THIS NOTE, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Operating Partnership has caused a “CUSIP” number to be printed on the Notes of this series as a convenience to the Holders of such Notes. No representation is made as to the correctness or accuracy of such CUSIP number as printed on the Notes, and reliance may be placed only on the other identification numbers printed hereon.

Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, CARRAMERICA REALTY OPERATING PARTNERSHIP, L.P. has caused this instrument to be duly executed this 23rd day of August 2004.

CARRAMERICA REALTY OPERATING PARTNERHIP, L.P.

By:	CarrAmerica Realty Corporation, its general partner

By:
	Name:	Stephen E. Riffee
	Title:	Chief Financial Officer and Treasurer

CARRAMERICA REALTY CORPORATION, as Guarantor

By:
Name:	Stephen E. Riffee
Title:	Chief Financial Officer and Treasurer

CARRAMERICA REALTY, L.P., as Guarantor

By:	Carramerica Realty GP Holdings, LLC, its general partner

	By:	CarrAmerica Realty Operating
Partnership, L.P., its sole and managing member

		By:	CarrAmerica Realty Corporation, its general partner

By:
			Name:	Stephen E. Riffee
			Title:	Chief Financial Officer and Treasurer

TRUSTEE’S CERTIFICATE OF AUTHENTICATION:

This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.

U.S. BANK TRUST NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned hereby

sells, assigns and transfers unto

PLEASE INSERT SOCIAL
SECURITY OR OTHER IDENTIFYING
NUMBER OF ASSIGNEE

_______________________________________________________

(Please Print or Typewrite Name and Address including

Zip Code of Assignee)

__________________________________________

the within Note of CarrAmerica Realty Operating Partnership, L.P.and hereby does irrevocably constitute and appoint

__________________________________________ Attorney to transfer said Note on the books of the within-named Operating Partnership with full power of substitution in the premises.

Dated:___________ ____________________________________

                            ______________________________________

NOTICE: The signature to this assignment must correspond with the name as it appears on the first page of the within Note in every particular, without alteration or enlargement or any change whatever.

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